INDEX TO EXHIBITS


         The following Exhibits indicated by an asterisk are filed herewith. The remaining Exhibits have previously been filed with the Securities and Exchange Commission and, pursuant to Rule 12(b)-32, are incorporated herein by reference.

Exhibit
Number     Description
-------    -----------

3.1 Certificate of Formation of JCP&L Transition Funding LLC (Form S-3/A, dated March 19, 2002, Exhibit 3.2.A).

3.2 Amended and Restated Limited Liability Company Agreement of JCP&L Transition Funding LLC dated as of June 11, 2002 (Form 8-K, dated June 13, 2002, Exhibit 3.2.B).

4.1 Indenture dated as of June 11, 2002 between JCP&L Transition Funding LLC and The Bank of New York (Form 8-K, dated June 13, 2002, Exhibit 4.1.A).

4.2 Series Supplement dated as of June 11, 2002 between JCP&L Transition Funding LLC and The Bank of New York (Form 8-K, dated June 13, 2002,
           Exhibit 4.1.B).

10.1 Bondable Transition Property Sale Agreement between JCP&L Transition Funding LLC and Jersey Central Power & Light Company dated as of June 11, 2002 (Form 8-K, dated June 13, 2002, Exhibit 10.1.A).

10.2 Bondable Transition Property Servicing Agreement between JCP&L Transition Funding LLC and Jersey Central Power & Light Company dated as of June 11, 2002 (Form 8-K, dated June 13, 2002, Exhibit 10.1.B).

10.3 Administration Agreement between JCP&L Transition Funding LLC and GPU Energy, Inc. dated as of June 11, 2002 (Form 8-K, dated June 13, 2002, Exhibit 10.1.C).

10.4 Financing Order of the NJBPU issued February 6, 2002 (Form S-3/A, dated March 19, 2002, Exhibit 10.1.D).

31.1* Certification of chief executive officer, pursuant to Rule 13a-15(e)/ 15d-15(e).

31.2* Certification of chief financial officer, pursuant to Rule 13a-15(e)/ 15d-15(e).

32.1* Certification of chief executive officer and chief financial officer, pursuant to 18 U.S.C.ss.1350.